EXHIBIT 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

[MOVADO GROUP, INC. LETTERHEAD]

Ferrari S.p.A.

Via Abetone Inferiore, n. 4

P.O. Box 589

41033 Maranello

Italy

FAO:

Nicola Boari, Chief Brand Diversification Officer

Registered post

anticipated via email: [***]

Paramus, October 11, 2021

Re:	Amendment # 3 to the license agreement entered into by and between Ferrari S.p.A. (“Ferrari”) and MOVADO Group Inc. (“Licensee”) effective as of January 1, 2018 as thereafter amended and modified (hereinafter the “Agreement”).

Dear Sirs,

further to our negotiations, please find herein below the proposal of amendment we are submitting to your kind acceptance.

**************

Amendment # 3

Whereas:

1.	Ferrari and Licensee entered into a license agreement effective as of January 1, 2018 - as thereafter amended as per Amendment #1 and Amendment #2 - pursuant to which the Licensee has been granted the right to develop, produce/manufacture, distribute, advertise, promote and sell watches using the trademarks licensed by Ferrari.

2.	Licensee wishes to propose to Ferrari certain modifications to the terms of the Agreement.

3.	Subject to Ferrari agreeing hereto, this amendment is to be intended as a valid amendment to the Agreement, pursuant to Section 22.3 of the latter.

4.	Capitalised terms shall have the same meaning as specified in the Agreement.

5.	[***]

6.	The definition of Promotional Minimum shall be amended as follows:

““Promotional Minimum” shall mean [***]”

7.	Section 2.2. of Art. 2 of the Agreement shall be amended as follows:

“2.2. The rights granted to Licensee pursuant to Section 2.1 herein are granted on an exclusive basis (within the limits of what set forth below in this Section 2.2). Notwithstanding the above, Licensee acknowledges and accepts that (i) Ferrari shall be entitled to develop, produce/manufacture, distribute, advertise, promote and sell in the Territory through the Ferrari Points of Sale watches bearing the Trademarks and having a suggested retail price higher than EUR 2'500 (Euro two thousand five hundred) and (ii) Ferrari shall be entitled to license during the Term, the right to develop, produce/manufacture, distribute, advertise, promote and sell in the Territory watches bearing the Trademarks and having a suggested retail price higher than EUR 2'500 (Euro two thousand five hundred).

Moreover, Licensee acknowledges and accepts that Ferrari has already licensed to Hublot SA the right to develop, produce, manufacture, distribute, advertise, promote and sell worldwide high-end watches bearing the Trademarks, to be sold at a suggested retail price higher than EUR 2'500 (Euro two thousand five hundred/00).

Although Ferrari does not grant to Licensee any right on any trademarks other than the Trademarks, Ferrari agrees that for the duration of this Agreement and the duration of the Sell off Period, it shall not, and shall not permit any Ferrari Affiliate to, grant any rights to use the Trademarks, or any other trademarks owned by Ferrari or that relate to the Ferrari brand or any Ferrari brand products, to any other person or entity for use on watches with a suggested retail price of less than EUR 2,500 (Euro two thousand five hundred/00).

It is understood that Ferrari will be free to negotiate during the Term and during the Sell off Period with third parties and to authorize such third parties to develop, produce/manufacture, within the Territory, watches using the Trademarks, and/or the Images, such watches to be, however, announced, shown, promoted, advertised, distributed and sold exclusively after the date of expiry of the Sell off Period.

”

8.	Art. 3 of the Agreement shall be amended as follows:

“3. Product Plan

3.1	Licensee shall use all reasonable commercial efforts to market the Products throughout the Territory in accordance with the Product Plan in a manner such as to maximize the sales, provided however that it must at all times comply with the characteristics and prestige of Ferrari and of its activities and trademarks.

3.2	Licensee shall develop, produce/manufacture, advertise, promote, distribute and sell new collections of Products at least every [***] months. Should Licensee fail to do so, Ferrari shall have the right, by written request to Licensee, to require Licensee to do so and Licensee shall: develop, distribute and sell such new collection of Product(s) within [***] months from receipt of the above request. Should the total delay be longer than [***] months, Ferrari, shall have the right to terminate the Agreement according with what provided in Article 19, without prejudice to Ferrari’s right to receive in full the payment of the Guaranteed Minimum Payments for the relevant contractual year, and without entitlement for Licensee to claim for any damages that may possibly be suffered thereby.

3.3	It is understood that the last collection of Products that Licensee will be entitled to develop is the SS 2022, as per the Product Plan.

”

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3.	Art. 5 of the Agreement shall be amended as follows:

“5. Royalties

5.1	In consideration of the rights granted to Licensee hereunder, and without prejudice to the payment of the Guaranteed Minimum Payments, Licensee undertakes to make timely and full payment of the Royalties to Ferrari as provided hereunder.

5.2	Each amount paid by Licensee to Ferrari as Guaranteed Minimum Payment for each full year of the Term is intended as an advance on the Royalties due, respectively for such year of the Term. The amount payable [***] will be the sole amount due during such periods with respect to the Net Turnover generated during such periods.

5.3	If the Royalties generated by Licensee during each year of the Term or exceed the amount due to Ferrari as Guaranteed Minimum Payment for such year of the Term, Ferrari will invoice to Licensee the difference.

5.4	Ferrari will invoice to Licensee the amounts due as Royalties upon receipt of the Royalty Report. Licensee shall pay Ferrari’s invoices, sent to Licensee by mail, within 30 (thirty) days from the date of issuance of the invoice.

”

4.	Art 11.4 of the Agreement shall be amended as follows:

“11.4 Moreover, Licensee undertakes to devote during each contractual year of the Term [***], no less than the Promotional Minimum to A&P Activities in the Territory. The Promotional Minimum shall be calculated by the Licensee on the basis of the Net Turnover that the Licensee expects to generate in each contractual year.

On or before March 31 of each year of the Term [***], Licensee shall provide Ferrari with the A&P Activities Report.

Should the above report show that the Licensee has not devoted, during the previous year of the Term, all of the Promotional Minimum to the above mentioned A&P Activities, the balance shall be carried forward to the following contractual year; provided that such balance shall not be deducted from the Promotional Minimum that the Licensee shall devote to A&P Activities in the following contractual year [***].

If, at the end of a contractual year, the Licensee has devoted more than the Promotional Minimum for such year to the above mentioned A&P Activities, the excess amount may not be carried forward to the Promotional Minimum that the Licensee shall devote to A&P Activities in the following contractual year without the prior written consent of Ferrari.”

5.	Art. 20 of the Agreement shall be amended as follows:

“20 Rights and Obligations following Expiry or Termination

20.1	Licensee shall be granted a Sell off Period, during which Licensee will be entitled to promote and sell existing inventory but not to produce the Products and/or Related Materials provided that (i) all the amounts due by Licensee to Ferrari (including the payment of the Royalties) have been paid by Licensee to Ferrari; (ii) the stock for Sell off Period is within reasonable limits, (i.e. during the last six months of duration of the Agreement it does not exceed the level recorded for the corresponding six months of 2019) and (iii) the promotional activities and sales channels selected by Licensee are consistent with the ones that Licensee, respectively, implemented /utilized during the Term.

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20.2	Without prejudice to Section 20.1 hereunder, following expiry or termination of the Agreement for whatever reason, all the rights of Licensee to manufacture the Products and/or Related Materials shall immediately cease and Licensee shall immediately and permanently cease and abandon use of the Trademarks and/or Images (except for the purposes set out in Section 20.1 and with reference to the Sell off Period only) and to state or advertise that it is in any way linked to Ferrari and, in general, refrain from any behaviour or activity whatsoever which could generate, in third parties, a false impression of continuance of the Agreement.

20.3	Within 60 (sixty) days from the expiry or the termination of the Agreement for whatever reason, Licensee shall return to Ferrari or destroy, in accordance with the Brand Diversification Department of Ferrari and at Licensee’s expense all Related Materials, advertising, promotional or sales material relating to the Products or any other documentation relating to the business of Ferrari and shall cause, under its direct liability, Producers in possession of said Related Materials to fulfil the same obligation, subject however to the obligations regarding retention of documents laid down in Section 8.2; provided, however, that the foregoing shall not apply to any Related Materials that are required by Licensee or its Affiliates for use during the Sell off Period.

20.4	Licensee shall be fully liable towards Ferrari for the cessation by any third party under Licensee’s control and in any way used by Licensee in relation to the Products, of all and any use whatsoever of the Trademarks and/or Images, for the immediate surrender to Licensee of any items, documents or materials on which the Trademarks and/or the Images shall in any way appear and in general compliance with the provisions hereof. Following expiry or termination hereof, Licensee shall either destroy all moulds and/or work and/or instruments used for the reproduction of the Trademarks and/or the Images or – upon Ferrari’s request – transfer the same to Ferrari or to any other person or entity designated by Ferrari at a price to be agreed by the Parties, taking into consideration the age of and the wear and tear on each individual mould and/or instrument, always provided that the price shall not exceed the book value for Licensee.

20.5	Following termination of the Agreement, either by expiry or any other cause, Licensee will immediately pay to Ferrari all amounts due under the Agreement relative to the Products and will pay the Minimum Guaranteed Amounts due during or after the termination or expiry of the Agreement and any Royalty exceeding the Minimum Guarantee Amount [***] due for the relevant reference period. Such payments shall be made under the same conditions specified in Schedule A. Furthermore, Licensee shall provide Ferrari within 30 (thirty) days from the termination hereof, a report on the situation.

20.6	Following termination of the Agreement, either by due expiry of the term or any other cause, neither Party shall be entitled to claim any compensation from the other Party in connection with any goodwill created hereunder.

20.7	At the end of the Term or at the expiry of the Sell off Period, if granted, Licensee shall propose to Ferrari (and only to Ferrari) the remaining inventory of the Products including the Producers’ stock, at cost of goods and Ferrari shall have the right to buy or not to buy said inventory in whole or in part from Licensee. Licensee acknowledges that Ferrari shall be entitled to re-sell such Products in the Ferrari Points of Sale.

After the expiry of the Sell off Period, Licensee shall, in alternative, be entitled to sell the remaining stock of Products solely through Licensee’s outlet stores or any of its Affiliates’ outlet stores. To such purpose, at the expiry of the Sell off Period, Licensee shall submit to Ferrari a complete report containing all the remaining stock of Products that may be sold through such outlet stores. In any case, it is expressly understood that the stock for sale in outlet stores must be within reasonable limits.

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Any Products not purchased by Ferrari and/or not contained in the above mentioned stock report shall be destroyed and Licensee shall provide to Ferrari a certified copy of the document attesting to due destruction of the Products, and Ferrari reserves the right to verify the authenticity of said document pursuant to Section 13.1.

20.8	Any obligations and duties that by their nature extend beyond the expiry or termination of this Agreement shall survive the expiry or termination of this Agreement.

”

6.	Schedule A of the Agreement shall be amended as follows:

“SCHEDULE A

Agreement Conditions

Term:	The Agreement shall be effective as of January 1, 2018 and, if not terminated earlier in accordance with the terms hereof or the applicable law, shall terminate on June 30, 2022.
Territory:	Worldwide.
Exclusivity:	The rights granted to Licensee pursuant to Section 2.1 herein are granted on an exclusive basis strictly within the limits set forth in Section 2.2.
Sell off Period:	Six (6) months.
Free of charge Products:

During each calendar year Licensee shall provide to Ferrari, free of charge, within 30 (thirty) days from Ferrari’s written request, a maximum of [***] sales samples of each new Product released during the Term, as referenced in Section 9.4.

Royalties:	[***] per cent) of Net Turnover
Currency to be used for Guaranteed Minimum Payments and Royalties:	EUR.
Default interest:	EURIBOR (3 (three) months) + spread 3 (three) percentage points.

”

7.	Schedule C2 of the Agreement shall be amended as follows:

“C2 Product Plan

[***]

8.	Schedule D of the Agreement shall be amended as follows:

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“SCHEDULE D

Guaranteed Minimum Payments due during the Term

[***]

”

9.	All other terms and conditions of the Agreement remain unchanged, valid and fully binding.

10.	This Amendment # 3 constitutes an integral part of the Agreement and shall be read and construed together with and governed by all the terms and conditions of the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this amendment, the latter controls.

11.	Licensee acknowledges and agrees (a) that nothing in this Amendment # 3 establishes or acts as precedent for any possible future request of similar amendments to the Agreement and, (b) that the Amendment cannot be interpreted or construed so as to create any legitimate expectation or entitlement of the Licensee with respect to any further amendment to the terms and conditions of the Agreement.

12.	This Amendment # 3 shall enter into force upon the date of Ferrari’s written acceptance.

13.	Any dispute arising out of or in connection with this amendment and all matters or issues collateral hereto shall be governed by the laws of Italy, with the exclusion of conflict of law rules.

Any dispute in connection with this Amendment # 3 shall be referred exclusively to the Ordinary Court of Modena (Italy), with the exclusion of any other judicial authority.

14.	The Parties expressly acknowledge and declare that all clauses of this Amendment # 3 have been negotiated between them. Therefore, the Parties recognize that articles 1341 and 1342 of the Italian Civil Code shall not apply to this amendment.

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Please confirm your whole acceptance of the present’s proposal content by reproducing its entire text and sending it, duly signed, for acceptance, by your authorized representative.

Kind regards,

Movado Group Inc.

/s/ Mitchell Sussis

Name: Mitchell Sussis

Title: Senior Vice President

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[FERRARI S.P.A. LETTERHEAD]

Movado Group, Inc.

650 From Road – Suite 375

Paramus, N.J. 07652-3556

United States

To the kind attention of:

Mitchell Sussis

Senior Vice President

Maranello, October 13, 2021

Registered Post

anticipated via email: [**]

Re:	Amendment # 3 to the license agreement entered into by and between Ferrari S.p.A. (“Ferrari”) and MOVADO Group Inc. (“Licensee”) effective as of January 1, 2018 as thereafter amended and modified (hereinafter the “Agreement”).

Dear Sirs,

We send you this letter in full acceptance of your proposal dated October 11, 2021.

Kind Regards,

Ferrari S.p.A.

/s/ Nicola Boari

Name: Nicola Boari

Title: Chief Brand Diversification Officer

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